UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 1, 2007

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2007, DSL.net, Inc. (the “Company”) issued 274,310,638 shares (the “Shares”) of its common stock, par value $0.0005 per share (“Common Stock”), to MDS Acquisition, Inc. (“Buyer”), a wholly-owned subsidiary of MegaPath Inc. (MegaPath and Buyer are referred to collectively herein as “MegaPath”). The Shares represent approximately 53% of the Company’s issued and outstanding shares of Common Stock. The Company issued the Shares upon Buyer’s conversion of three convertible promissory notes of the Company in aggregate stated principal amount of $480,000, originally issued on August 28, 2006 in a private placement pursuant to a Purchase Agreement dated August 22, 2006 (the “Purchase Agreement”). A description of the transaction in which Buyer acquired the notes is incorporated herein by reference from Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2006. There was no material relationship between the Company and MegaPath before they executed the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Item 2.01 above is incorporated herein by reference. The Shares were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, based on customary factors including the following: the conduct of the offering not involving any general solicitation or advertising, the “accredited investor” status and (in addition to such status) the investment sophistication and financial means of MegaPath, its ability to bear the risks involved, the fact that MegaPath required the Company to make representations about the Company’s business in the Purchase Agreement, and the fact that the Company made available to MegaPath all materials relating to the Company’s business, finances and operations that it requested and afforded it the opportunity to ask questions about such matters.

Item 5.01	Changes in Control of Registrant.

Item 2.01 above is incorporated herein by reference, as is Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2006. MegaPath acquired control of the Company by its acquisition of the Shares and as a result of the following:

(a) At the time the Company issued the convertible promissory notes to MegaPath in August 2006, its Board of Directors appointed two representatives of MegaPath, Paul J. Milley and Emerson Carey Walters, to serve as directors of the Company and the Company agreed that the Board would appoint two more representatives of MegaPath as directors upon conversion of the first three promissory notes. With MegaPath’s agreement, the Board has taken action to appoint MegaPath’s designated representatives, Steven B. Chisholm and J. Brooke Mastin, to fill those two vacancies effective ten days after mailing of the Company’s upcoming definitive proxy statement, expected to occur in January 2007, at which time the MegaPath representatives will constitute a majority of the Board of Directors.

(b) In addition to holding approximately 53% of the Company’s outstanding Common Stock, Buyer holds another promissory note of the Company that is convertible into additional shares of Common Stock that, when aggregated with Buyer’s present Common Stock holdings, will equal 91% of the Company’s Common Stock on a fully diluted basis. Conversion of the remaining convertible promissory note is subject to stockholder approval of an amendment to the Company’s certificate of incorporation to authorize an increase to the Company’s authorized share capital necessary to allow for the issuance of the conversion shares. The Company expects to solicit this approval in January 2007. MegaPath has advised the Company that it intends to vote the Shares in favor of the amendment and thereafter to convert its remaining convertible promissory note into Common Stock and effect a short-form merger of the Company into Buyer under Delaware law.

MegaPath used working capital to acquire the promissory notes that it converted into the Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company agreed in the Purchase Agreement that its Board of Directors would appoint two additional representatives of MegaPath to the Board at such time as MegaPath converted its first three promissory notes into a majority of the Company’s outstanding shares. As of January 1, 2007, with MegaPath’s agreement, the Company’s Board of Directors appointed MegaPath’s designated representatives, Steven B. Chisholm and J. Brooke Mastin, as additional directors of the Company, effective ten days after mailing of the Company’s upcoming definitive proxy statement, expected to occur in January 2007, at which time the MegaPath representatives will constitute a majority of the Board of Directors. Before their appointment to the Board, neither Mr. Chisholm nor Mr. Mastin had any material relationship with the Company. None of MegaPath’s director representatives have been appointed to any committee of the Board, and the Board has not authorized that any of such individuals be paid any compensation for serving on the Company’s Board.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The exhibit listed in the exhibit index following the signature page is filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: January 3, 2007
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: S.V.P. - Corporate Affairs, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Document
2.01
Purchase Agreement, dated as of August 22, 2006, by and among DSL.net, Inc., MegaPath Inc. and MDS Acquisition, Inc. (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2006).

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